Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

12 August 2026

Matter No.: 1011361

Advance JV Group Limited

Unit 1105, 11/F, Tower A

New Mandarin Plaza

No.14 Science Museum Road

Tsim Sha Tsui East

Hong Kong

Dear Sir/ Madam,

Re: Advance JV Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares of par value US$0.0001 each of the Company (the “Ordinary Shares”). The Registration Statement contains a prospectus (the “Prospectus”) to be used for the public offering in the U.S. by the Company of 2,500,000 Ordinary Shares (the “IPO Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the following documents:

1.1.	the Registration Statement; and

1.2.	the Prospectus.

We have also reviewed copies of:

1.3.	the certificate of incorporation, the memorandum of association (the “Memorandum of Association”) and articles of association of the Company adopted at the time of incorporation of the Company, each certified by a director of the Company on 17 July 2026;

1.4.	the unanimous written resolutions of the directors of the Company dated 17 July 2026 and 12 August 2026 respectively and the written resolutions of the sole member of the Company dated 17 July 2026 and 12 August 2026 respectively (collectively, the “Resolutions”);

1.5.	the register of members of the Company, certified by a director of the Company on 12 August 2026;

1.6.	the amended and restated memorandum of association and amended and restated articles of association of the Company conditionally adopted by resolution of the sole member of the Company on 17 July 2026 with effect from the date on which the Registration Statement becomes effective (collectively referred to herein as the “A&R M&As”);

1.7.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 17 July 2026 (the “Certificate Date”); and

1.8.	such other documents, and we have made such enquiries as to questions of law, as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that the A&R M&As will be effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6.	that the A&R M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that on the date of allotment and issuance of any Ordinary Shares the Company is, and after any such allotment and issuance the Company will be, able to pay its liabilities as they become due;

2.9.	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement;

2.10.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Ordinary Shares, and none of the Ordinary Shares have been offered or issued to residents of the Cayman Islands;

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2.11.	that the issuance and sale of and payment for the Ordinary Shares will be in accordance with the applicable purchase or similar agreement and the Registration Statement (including the Prospectus set forth therein and any applicable supplement(s) thereto);

2.12.	that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.13.	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Ordinary Shares, and the due execution and delivery thereof by each party thereto;

2.14.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with, and will be declared effective by, the Commission; and

2.15.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Ordinary Shares:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying any foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.

3.2.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	Based solely on our review of the Memorandum of Association, the Company has an authorised share capital of US$50,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each.

4.3.	The Company has taken all corporate action required to authorise the allotment and issue of the IPO Shares. When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	The statements under the caption “Material Income Tax Considerations - Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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